Exhibit 99.1

Deana Fuhriman Senior Relationship Manager American Stock Transfer & Trust Company, LLC Seattle, Washington Tel: 718.921.8553 Email: dfuhriman@amstock.com www.amstock.com

March 9, 2017

Alberta Securities Commission
British Columbia Securities Commission
Ontario Securities Commission

RE:  Xenon Pharmaceuticals Inc.

Pursuant to a request from the above-mentioned reporting issuer, we wish to advise you of the following information in connection with its Annual Meeting of Shareholders:

Date of meeting:	June 1, 2017
Record date for notice:	April 4, 2017
Record date for voting:	April 4, 2017
Beneficial ownership determination date:	April 4, 2017
Securities entitled to notice:	Common Shares
Securities entitled to vote:	Common Shares
Issuer mailing directly to non objecting beneficial owners:	No
Issuer will pay for objecting beneficial owner material distribution:	Yes
Issuer using notice-and-access for registered investors:	No
Issuer using notice-and-access for non-registered investors:	No
Notice-and-access stratification criteria:	N/A

Yours very truly,

/s/ Deana Fuhriman

Deana Fuhriman

Senior Relationship Manager